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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of our report on the audited financial statements of Roslin Bio-Med Limited dated April 15, 1999, included in Geron Corporation's Form 8-K filed on May 18, 1999, and amended on May 21, 1999 and June 29,1999, and to all references to our Firm included in this Form S-3 registration statement filed by Geron Corporation on January 25, 2000.


                                        /s/ ARTHUR ANDERSEN
                                        --------------------
                                        ARTHUR ANDERSEN

Edinburgh, Scotland
January 25, 2000